Exhibit 10

                                  ADMENDMENT of
                        RESCISSION and FUNDING AGREEMENT
                                     between
                          CREATIVE EATERIES CORPORATION
                              a Nevada corporation
                                       and
                          FRANCHISE CAPITAL CORPORATION
                              a Nevada corporation

     This Amendment of the December 29, 2005 Rescission and Funding Agreement ("Agreement") by and between Franchise Capital Corporation ("FCC") and Creative Eateries Corporation ("CEC") is made January 31, 2006 by and between FCC and CEC.

     Both FCC and CEC agree to the following changes in Section 2.3 of the
Agreement:

     2.3 Failure to Pay. Payment of each funding payment promptly as scheduled is crucial to the business of FCC, Kokopelli, and Comstock. If CEC fails to pay any funding installment due on the 25th a 10% penalty shall be added to the amount past due, CEC shall forfeit all rights to any profit payments due under
Section 2.4 of this Agreement at the discretion of FCC, and FCC shall have no obligation to pay any profit payments to CEC; provided however, that if CEC has paid at least $300,000 in cash funding payments required under Section 2.2 of this Agreement, CEC shall be entitled to receive 25% of any such profit payments.

Executed as of the date first above written.

                                  CREATIVE EATERIES CORPORATION



                                  By: /s/ Frank Holdraker
                                     -------------------------------------
                                     Frank Holdraker, President & C.E.O.


                                  FRANCHISE CAPITAL CORPORATION



                                  By: /s/ Edward C. Heisler
                                     -------------------------------------
                                     Edward C. Heisler, Chairman & C.E.O.